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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-70268) and related Prospectus of Santa Fe International Corporation and to the incorporation by reference therein of our report dated January 23, 2001, except for Note 13, as to which the date is February 1, 2001, with respect to the consolidated financial statements of Santa Fe International Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP



Dallas, Texas
October 12, 2001